Exhibit 10.1

THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT IN FAVOR OF WACHOVIA BANK, NATIONAL ASSOCIATION. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THE WITHIN DOCUMENT, NO PAYMENT ON ACCOUNT OF ANY OBLIGATION ARISING FROM OR IN CONNECTION WITH THE WITHIN INSTRUMENT OR ANY RELATED AGREEMENT (WHETHER OF PRINCIPAL, INTEREST OR OTHERWISE) SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE TERMS OF THE SUBORDINATION AGREEMENT. THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN SET-OFF PROVISIONS SET FORTH IN THE AGREEMENT (DEFINED BELOW). THIS NOTE WAS ORIGINALLY ISSUED ON SEPTEMBER __, 2005 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

PROMISSORY NOTE

$_____________	Ft. Lauderdale, Florida
 September __, 2005

SECTION 1. General. STREICHER MOBILE FUELING, INC., a Florida corporation (the “Company”), having an address at 800 West Cypress Creek Road, Suite 580, Fort Lauderdale, Florida 33309, for value received, hereby promises to pay to ________________, an individual, and [his][her] permitted successors or assigns (the “Holder”), having an address at ______________________, Texas _______ the principal sum of ______________ DOLLARS ($_____________), plus accrued interest thereon as hereinafter provided, as subject to adjustment in accordance with Section 2.4 of the Agreement (as defined below).

This Unsecured Deferred Payment Promissory Note (this “Note”) has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement, dated September ___, 2005, by and among the Company, H&W Petroleum Co., Inc. (“H&W”), and the stockholders of the Company (the “Agreement”), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

SECTION 2. Interest. Interest shall accrue on the unpaid principal balance of this Note at a fixed rate of interest equal to ten percent (10%) per annum (the “Interest Rate”). If all or a portion of (i) the principal amount of this Note or (ii) any interest payable hereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of thirteen percent (13%) per annum. Notwithstanding anything to the contrary contained herein or in the Agreement in no event shall the amount payable by the Company as interest or other charges on this Note exceed the highest lawful rate permissible under any law applicable hereto.

SECTION 3. Payments.

(a) Adjustment to Amounts Due Under this Note. The aggregate amount of principal and accrued interest due under this Note will be reduced by the Holder’s pro rata portion of the Adjustment Amount in accordance with Section 2.4 of the Agreement. In no event shall the Adjustment Amount reduce below zero the amounts due under this Note.

(b) Principal and Interest. The principal amount of this Note and all accrued and unpaid interest thereon, as adjusted, shall be due and payable on the thirtieth (30th) day following the date on which final determination of the Adjustment Amount is made in accordance with the Agreement (whether by agreement among the parties, resolution of an accounting firm, or otherwise) (the “Maturity Date”).

(c) Manner of Payment. Payments of principal and accrued interest under this Note shall be made on the Maturity Date, payable in cash by certified check at the Holder’s address designated above or at such other place as the Holder shall have notified the Company in writing, or by wire transfer of immediately available funds to an account designated by the Holder in writing, for the entire amount of principal and accrued interest owing under this Note. If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day. For purposes of this Note, a “business day” shall mean any day other than Saturday, Sunday or other day in which banks are authorized to close in the State of Florida.

(d) Set-off. After adjustment of the outstanding principal and accrued interest due on this Note, the Company shall have a right to withhold and set-off against any amount due hereunder the amount of any claim for damages for breach of the Agreement to which the Company may be entitled under the Agreement, including but not limited to claims for indemnification pursuant to Article IX of the Agreement.

SECTION 4. Subordination. The Holder acknowledges that the payment of principal and accrued interest on this Note are expressly subordinated to the rights and interests of Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) (“Wachovia”), to the extent of the existing and future amounts owed by the Company to Wachovia under the line of credit facility between Wachovia, the Company and SMF Services, Inc. or to any replacement line of credit facility into which the Company may subsequently enter requiring that the lender rank in a senior position to unsecured debt of the Company. The Company and the Holder acknowledge that this Note is expressly subject to the terms and conditions of that certain Subordination Agreement executed effective as of __________, 2005, by, between and among the Holder, Wachovia, the Company and SMF Services, Inc. (the “Subordination Agreement”). Upon request, the Holder agrees to execute and deliver such other documents and instruments as Wachovia or any senior or commercial lender may reasonably request to acknowledge and effect the foregoing subordination.

SECTION 5. Events of Default. The existence of any of the following conditions shall constitute an event of default hereunder (an “Event of Default”):

(a) The failure by the Company to pay when due any payment of principal or interest on this Note, and such failure continues for thirty (30) days after the Holder notifies the Company thereof in writing; provided, however, that the exercise of the Company in good faith of its right of set-off pursuant to Section 3(c) above, whether or not ultimately determined to be justified, shall not constitute an Event of Default;

(b) If the Company (i) shall commence any case or proceeding under any bankruptcy, insolvency or other similar law or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; (ii) shall admit the material allegations of any petition or pleading in connection with any such case or proceeding; (iii) makes an application for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or a substantial part of the Company’s property; or (iv) makes a general assignment for the benefit of the Company’s creditors; or

(c) The (i) commencement of any case or proceeding against the Company under any, bankruptcy, insolvency, or other similar law or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, (ii) appointment of a receiver, trustee or similar officer for the Company or for all or a substantial part of the Company’s property, or (iii) issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, and such case, proceeding, receiver, trustee, officer, warrant, execution or process shall not be dismissed, bonded or discharged, as applicable, within one hundred twenty (120) days of the commencement, appointment or issuance thereof.

SECTION 6. Rights and Remedies. In the event that one or more Events of Default shall have occurred and be continuing, the Holder may at its option (subject to the subordination provisions of Section 4 hereof and any subordination agreements relating thereto) by written notice to the Company declare any principal of and the accrued and unpaid interest on this Note to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or further notice, all of which are hereby waived by the Company. The Company agrees to pay all reasonable costs and expenses incurred by the Holder arising out of, or relating to, the enforcement or collection of the indebtedness evidenced by this Note, including reasonable attorneys’ fees.

SECTION 7. Waiver. The rights and remedies of the Holder under this Note shall be cumulative and not alternative. No waiver by the Holder of any right or remedy under this Note shall be effective unless in a writing signed by the Holder. No course of dealing or delay on the part of the Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice the right of the Holder. Subject as aforesaid, no remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute, other agreement or instrument, or otherwise.

SECTION 8. Assignment; Parties in Interest. This Note shall bind the Company and its successors and assigns. This Note may not be sold, offered for sale, pledged, hypothecated or otherwise encumbered, transferred or disposed of by the Holder without the prior written consent of the Company.

SECTION 9. Severability. If any provision of this Note is held invalid or unenforceable by an court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in party or degree will remain in full force and effect to the extent not held invalid or unenforceable.

SECTION 10. Notices. All notices, requests, communications, consents and demands shall be made in writing and shall be (i) sent by registered or certified mail, first class, postage prepaid, return receipt requested or (ii) delivered by hand, facsimile transmission or messenger to the Company or to the Holder hereof, as the case may be, at their respective addresses set forth at the beginning of this Note, or at such other respective addresses as may be furnished in writing to each other. All such notices, requests communications, consents and demands shall be deemed given if mailed, five business days after mailing, and if personally delivered, the day so delivered.

SECTION 11. Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida without regard to conflicts of laws principles.

SECTION 12. Submission to Jurisdiction. Each of the Company and the Holder submits to the jurisdiction of any state or federal court sitting in Broward County, Florida or Harris County, Texas, in any action or proceeding arising out of or relating to this Note and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Company and the Holder waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other party with respect thereto.

SECTION 13. WAIVERS OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

[Signature page follows.]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date set forth at the beginning of this Note by a duly authorized representative of the Company.

STREICHER MOBILE FUELING, INC.

By:
Name: Richard E. Gathright
Title: President and Chief Executive Officer